RGC RESOURCES, INC.
SECTION 16 POWER OF ATTORNEY

THE UNDERSIGNED DIRECTOR of RGC Resources, Inc.
hereby makes, constitutes and appoints
Howard T. Lyon, Paul W. Nester, or any one of them, as his true and lawful attorney-in-fact to sign, for him or her and in his or her name, place and stead, and to cause to be filed with the Securities and Exchange Commission, any form, report, or other document and any amendment or supplement thereto, which is required to be filed or which such attorney-in-fact deems should be filed under
Section 16 of the Securities Exchange Act of
1934, as amended, and the regulations promulgated thereunder, as amended, and to do all other things necessary to accomplish the foregoing;
and hereby grants to such attorney-in-fact full power of substitution and revocation and hereby confirmed and ratifying all that such attorney-in-fact or his or her substitute may do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of August, 2018.

/s/Nancy Howell Agee
Nancy Howell Agee
Director

Sworn to and subscribed in my presence by
Nancy Howell Agee
This 1st of August, 2018.
/s/Diane Light Conner, REG #225607
Diane Light Conner, Notary Public
Commonwealth of Virginia, City of Roanoke
My Commission Expires 02/28/2022